EXHIBIT 1.1
$1,500,000,000

Medco Health Solutions, Inc.

$300,000,000 6.125% Notes due 2013
$1,200,000,000 7.125% Notes due 2018
Underwriting Agreement
New York, New York
March 13, 2008
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Barclays Capital Inc.
     As representatives of the several
     underwriters named in Schedule I hereto
Ladies and Gentlemen:
     Medco Health Solutions, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $300,000,000 aggregate principal amount of its 6.125% Notes due 2013 (the “Notes due 2013”) and $1,200,000,000 aggregate principal amount of its 7.125% Notes due 2018 (the “Notes due 2018” and, together with the Notes due 2013, the “Securities”), to be issued under an indenture (the “Indenture”) dated as of March 18, 2008, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
     Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 on Form S-3 (File No. 333-149655), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
     (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus, as supplemented as of the Closing Date, will, comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus, as supplemented as of the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final

Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (c) As of the Execution Time and as of the Closing Date, the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.
     (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

     (g) The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they become effective or when they were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder then in effect and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (h) Since the date as of which information is given in the Disclosure Package and the Final Prospectus, there has not been (i) any material change in the capital stock (other than changes pursuant to open market or accelerated repurchase plans or employee benefit or equity incentive option plans or changes resulting from the conversion or redemption of outstanding shares of preferred stock) or long-term debt of the Company and its subsidiaries considered as a whole, or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus.
     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole ( a “Material Adverse Effect”).
     (j) Each of the Company’s subsidiaries that qualifies as a “significant subsidiary” under Section 1-02(w) of Regulation S-X (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     (k) The Company has an outstanding capital stock as set forth in the Disclosure Package and the Final Prospectus (except for subsequent issuances pursuant to employee benefit or equity incentive option plans or pursuant to the exercise of convertible securities or options and except for repurchases in connection with open market or accelerated repurchase plans or redemptions of shares of preferred stock), and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.
     (l) This Agreement has been duly authorized, executed and delivered by the Company.
     (m) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, the Securities will have been duly executed, issued and delivered and (assuming the due authentication thereof by the Trustee) will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the Indenture and will be enforceable in accordance with their terms subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.
     (n) The Indenture has been duly authorized by the Company and at the Closing Date, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act.
     (o) The Indenture conforms, and the Securities will conform, in all material respects, to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.
     (p) The statements set forth in the Disclosure Package and Final Prospectus under the caption “Description of Debt Securities” and Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities and under the caption “U.S. Federal Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly present in all material respects the matters referred to therein.

     (q) The issuance and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the property or assets of the Company or any of its Significant Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; (ii) result in any violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws, as amended, of the Company; or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body in the United States having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except, in the case of (i) and (iii) for any such conflicts, breaches, violations, lien, charge, encumbrance, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or affect the validity of the Securities or the legal authority of the Company to comply with the Securities, the Indenture or this Agreement.
     (r) No consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body in the United States having jurisdiction over the Company is required for the issuance and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the securities or Blue Sky laws of the various states, the Act, the Trust Indenture Act and the securities laws of any jurisdiction outside the United States in which the Securities are offered.
     (s) Except as set forth in the Disclosure Package and the Final Prospectus, there are no actions, suits or proceedings by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that, individually or in the aggregate, would reasonably be expected to (i) have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) a Material Adverse Effect.
     (t) PricewaterhouseCoopers LLP, who have certified the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (u) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Ratios of Earnings to Fixed Charges” in the Preliminary Prospectus and the Final Prospectus fairly present, on the basis stated in the Preliminary Prospectus and the Final Prospectus, the information included therein.
     (v) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (w) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (x) The Company and each of its subsidiaries has conducted its business in compliance with all the laws, rules and regulations of the jurisdictions in which each such entity is conducting business, except as disclosed in the Disclosure Package and the Final Prospectus or except for any such non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect; without limiting the foregoing, except as disclosed in the Disclosure Package and the Final Prospectus, the Company and each of its subsidiaries, and each of the pharmacists and physicians employed by the Company and each of its subsidiaries, owns or possesses and is in compliance with the terms, provisions and conditions of all permits, licenses, franchises, operating certificates, orders, authorizations, registrations, qualifications, consents or approvals (including certificates of need, licenses, pharmacy licenses, Medicare provider numbers, accreditations and other similar documentation or approvals of any local health departments or any Authority (as hereinafter defined)) (collectively, “Permits”) of any court, arbitrator or arbitral body, or any federal, state or local or foreign governmental agency or self-regulatory authority, department or commission, or any other board, bureau, review board, instrumentality or similar organization or any applicable private accrediting organization (collectively, “Authorities”) necessary to own and use the properties and assets of the Company and each of its subsidiaries, respectively, and to conduct their respective businesses, except where the failure to so own, possess or comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; as to the Company and each of its subsidiaries, each such Permit of and from such Authorities is valid and in full force and effect and there is no proceeding pending or, to the best knowledge of the Company and its subsidiaries, threatened that may cause any such Permit of or from any Authority to be revoked, withdrawn, canceled, suspended or not renewed, except where the failure to own or possess such Permit would not reasonably be expected to have a Material Adverse Effect.

     (y) Except as disclosed in the disclosure Package and the Final Prospectus, the Company has not received written notice of any, and to the knowledge of any officer or director of the Company there are no material Medicare, Medicaid, or any other managed care recoupment or recoupments of any third-party payor being sought, threatened, requested or claimed against the Company or any of its subsidiaries.
     (z) The Company or one of its subsidiaries currently own or possess adequate licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) necessary in any material respect to conduct the business of the Company and its subsidiaries, taken as a whole as currently conducted in the manner described in the Disclosure Package and the Final Prospectus (collectively, the “Company Intellectual Property”); and except as disclosed in the Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries has received any written notice of infringement of the intellectual property rights of others with respect to the Company Intellectual Property, which would reasonably be expected to have a Material Adverse Effect.
     (aa) There is and has been no failure on the part of the Company or, to the best knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
     (bb) The Company maintains a system of internal accounting control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting. Except as disclosed in the Disclosure Package and the Final Prospectus, since December 31, 2007, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (cc) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

     (dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ee) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements in all material respects and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (ff) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at 98.825% of the principal amount thereof with respect to the Notes due 2013 and 98.306% of the principal amount thereof with respect to the Notes due 2018, in each case the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.

          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 9:00 a.m., New York City time, on March 18, 2008 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
          5. Agreements. The Company agrees with the several Underwriters, and the several Underwriters agree with the Company, that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form so approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the

Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) It will prepare, in consultation with the Representatives, a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form agreed to with you and attached as Schedule III hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
     (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (e) As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (f) The Company will furnish to the Representatives, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each

Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the reasonable expenses of printing or other production of all documents relating to the offering.
     (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, in each case, other than (i) a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto and (ii) the Free Writing Prospectuses prepared and approved in accordance with this Agreement and identified in Schedule II hereto. Any such free writing prospectus consented to by the Representatives and the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) if it is an Issuer Free Writing Prospectus under Rule 405, it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (i) The Company will not, without the prior written consent of the Representatives offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any substantially similar debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day following the Closing Date.
     (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the Indenture, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states as provided in Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Act; the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Company shall have requested and caused Sullivan & Cromwell LLP, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibits A-1 and A-2 hereto.
     (c) The Company shall have requested and caused Lori B. Marino, Vice President and Counsel, Corporate Law of the Company and, with respect to matters governed by Massachusetts law, such other internal counsel as appropriate, to have furnished to the Representatives their opinions dated the Closing Date and addressed to the Representatives, to the effect set forth in Exhibits B-1 and B-2 hereto.
     (d) The Representatives shall have received from Mayer Brown LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the President or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto and this Agreement and to the best of their knowledge after reasonable investigation that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the Commission; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Change, except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the date hereof).
     (f) At the date hereof and at the Closing Date, the Company shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Underwriters letters, dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Underwriters of the type described in AICPA Statement on Auditing Standards No. 72.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole, , whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Mayer Brown LLP, counsel for the Underwriters, at 71 South Wacker Drive, Chicago, Illinois 60606, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, (ii) J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, Facsimile: (212) 834-6081 Attn: Investment Grade Syndicate Desk, (iii) Banc of America Securities LLC, High Grade Transaction Management / Legal (Fax No.: (212) 901-7881) and confirmed to Banc of America Securities LLC at 40 West 57th Street, NY1 -040-27-03, New York, New York 10019, Attention: High Grade Transaction Management / Legal; and (iv) Barclays Capital Inc., Fixed Income Syndicate (fax no.: (212) 412-7305 and confirmed to Barclays Capital Inc. at 200 Park Avenue, New York, New York 10166, Attention: Fixed Income Syndicate; or, if sent to the Company, will be mailed, delivered or telefaxed to Medco Health Solutions, Inc., Thomas M. Moriarty, General Counsel, Secretary and Senior Vice President, Pharmaceutical Contracting, (fax no.: (201) 269-1005) and confirmed to it at 100 Parsons Pond Drive, Franklin Lakes, NJ 07417, attention of the Legal Department.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended.
     “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the final term sheet prepared and filed pursuant to Section 5(b) hereto, and (iv) any Issuer Free Writing Prospectuses prepared and approved in accordance with this Agreement and identified in Schedule II hereto, together with any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended,.
     “Execution Time” shall mean 4:53 p.m., New York City time, on March 13, 2008, which date and time are also the date and time when sales of the Securities were first made. This Agreement shall be deemed to be executed and delivered by the parties hereto as of the Execution Time.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended.
     “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, MEDCO HEALTH SOLUTIONS, INC.
By:	/s/ JoAnn A. Reed
	Name:	JoAnn A. Reed
	Title:	Senior Vice President, Finance and Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first specified in
Schedule I hereto.
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
BARCLAYS CAPITAL INC.
BY: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr. Name: Jack D. McSpadden, Jr.
Title: Managing Director

BY: J.P. MORGAN SECURITIES INC.

By:	/s/ Stephen L. Sheiner Name: Stephen L. Sheiner
Title: Vice President

For themselves and the other several
Underwriters named in Schedule I hereto.

SCHEDULE I

	Principal	Principal
	Amount of	Amount of
	Notes due 2013	Notes due 2018
Underwriters	to be Purchased	to be Purchased
Citigroup Global Markets Inc.	$69,000,000	$276,000,000
J.P. Morgan Securities Inc.	69,000,000	276,000,000
Banc of America Securities LLC	34,500,000	138,000,000
Barclays Capital Inc.	34,500,000	138,000,000
Deutsche Bank Securities Inc.	14,250,000	42,750,000
Greenwich Capital Inc.	14,250,000	42,750,000
Mizuho Securities USA Inc.	14,250,000	42,750,000
Scotia Capital (USA) Inc.	14,250,000	42,750,000
UBS Securities LLC	—	57,000,000
Commerzbank Capital Markets Corp.	4,500,000	18,000,000
Fortis Securities LLC	4,500,000	18,000,000
Goldman, Sachs & Co.	4,500,000	18,000,000
KeyBanc Capital Markets Inc.	4,500,000	18,000,000
PNC Capital Markets LLC	4,500,000	18,000,000
SunTrust Robinson Humphrey, Inc.	4,500,000	18,000,000
Wachovia Capital Markets, LLC	4,500,000	18,000,000
Wells Fargo Securities, LLC	4,500,000	18,000,000

Total	$300,000,000	$1,200,000,000

Sch I-1

SCHEDULE II
Schedule of Free Writing Prospectuses included in the Disclosure Package
Free Writing Prospectus, dated March 13, 2008, related to Interest Rate Adjustment.

Sch II-1

SCHEDULE III
$1,500,000,000
Medco Health Solutions Inc.
$300,000,000 6.125% Notes Due 2013
$1,200,000,000 7.125% Notes Due 2018
Final Term Sheet
$300,000,000 6.125% Notes due 2013

Issuer:	Medco Health Solutions, Inc.

Security:	6.125% Notes due 2013

Size:	$300,000,000

Maturity Date:	March 15, 2013

Coupon:	6.125%

Interest Rate Adjustment:	If the rating on the notes from Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. (“S&P”) is a rating set forth in the immediately following table, the per annum interest rate on the notes will increase from that set forth on the cover page of this prospectus supplement by the percentage set forth opposite that rating:

	Rating Agency
Rating Levels	Moody’s	S&P	Percentage
1	Ba1	BB+	0.25%
2	Ba2	BB	0.50%
3	Ba3	BB-	0.75%
4	B1 or below	B or below	1.00%

Sch III-1

If at any time the interest rate on the notes of a series has been adjusted upward and either Moody’s or S&P, as the case may be, subsequently increases its rating of the notes of that series to any of the threshold ratings set forth above, the interest rate on the notes of that series will be decreased such that the interest rate for the notes of that series equals the interest rate payable on the notes of that series on the date of their issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase. If Moody’s subsequently increases its rating of the notes of a series to Baa3 or higher, and S&P increases its rating to BBB- or higher the interest rate on the notes of that series will be decreased to the interest rate payable on the notes of that series on the date of their issuance. In addition, the interest rates on the notes of each series will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies) if the notes of that series become rated A2 and A or higher by Moody’s and S&P, respectively (or one of these ratings if the notes are only rated by one rating agency).

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the notes be reduced to below the interest rate payable on the notes on the date of their issuance or (2) the total increase in the interest rate on the notes exceed 2.00% above the interest rate payable on the notes on the date of their issuance.

If either Moody’s or S&P ceases to provide a rating of the notes, any subsequent increase or decrease in the interest rate of the notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the notes shall be made solely as a result of either Moody’s or S&P ceasing to provide a rating. If both Moody’s and S&P cease to provide a rating of the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the notes on the date of their issuance.

Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate.

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2008

Price to Public:	99.425%

Benchmark Treasury:	UST 2-3/4% due February 28, 2013

Benchmark Treasury Price and Yield:	101.3+; 2.511%

Spread to Benchmark Treasury:	+ 375 bps

Yield:	6.261%

Make-Whole Call:	T + 50 bps

Expected Settlement Date:	March 18, 2008

CUSIP:	58405U AE 2

Sch III-2

Anticipated Ratings:	Baa3 by Moody’s Investors Service, Inc.
BBB by Standard & Poor’s Ratings Services
BBB by Fitch Inc.

Joint Book-Running Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Barclays Capital Inc.

Co-Managers:	Commerzbank Capital Markets Corp.
Deutsche Bank Securities Inc.
Fortis Securities LLC
Goldman, Sachs & Co.
Greenwich Capital Inc.
KeyBanc Capital Markets Inc.
Mizuho Securities USA Inc.
PNC Capital Markets LLC
Scotia Capital (USA) Inc.
SunTrust Robinson Humphrey, Inc.
Wachovia Capital Markets, LLC
Wells Fargo Securities, LLC
UBS Securities LLC

Sch III-3

$1,200,000,000 7.125% Notes due 2018

Issuer:	Medco Health Solutions, Inc.

Security:	7.125% Notes due 2018

Size:	$1,200,000,000

Maturity Date:	March 15, 2018

Coupon:	7.125%

Interest Rate Adjustment:	If the rating on the notes from Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. (“S&P”) is a rating set forth in the immediately following table, the per annum interest rate on the notes will increase from that set forth on the cover page of this prospectus supplement by the percentage set forth opposite that rating:

Rating Levels	Moody’s	S&P	Percentage
1	Ba1	BB+	0.25%
2	Ba2	BB	0.50%
3	Ba3	BB-	0.75%
4	B1 or below	B or below	1.00%

If at any time the interest rate on the notes of a series has been adjusted upward and either Moody’s or S&P, as the case may be, subsequently increases its rating of the notes of that series to any of the threshold ratings set forth above, the interest rate on the notes of that series will be decreased such that the interest rate for the notes of that series equals the interest rate payable on the notes of that series on the date of their issuance plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase. If Moody’s subsequently increases its rating of the notes of a series to Baa3 or higher, and S&P increases its rating to BBB- or higher the interest rate on the notes of that series will be decreased to the interest rate payable on the notes of that series on the date of their issuance. In addition, the interest rates on the notes of each series will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies) if the notes of that series become rated A2 and A or higher by Moody’s and S&P, respectively (or one of these ratings if the notes are only rated by one rating agency).

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P, shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the notes be reduced to below the interest rate payable on the notes on the date of their issuance or (2) the total increase in the interest rate on the notes exceed 2.00% above the interest rate payable on the notes on the date of their issuance.

Sch III-4

If either Moody’s or S&P ceases to provide a rating of the notes, any subsequent increase or decrease in the interest rate of the notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the notes shall be made solely as a result of either Moody’s or S&P ceasing to provide a rating. If both Moody’s and S&P cease to provide a rating of the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the notes on the date of their issuance.

Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate.

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2008

Price to Public:	98.956%

Benchmark Treasury:	UST 3.500% due February 15, 2018

Benchmark Treasury Price and Yield:	99.25+; 3.524%

Spread to Benchmark Treasury:	+ 375 bps

Yield:	7.274%

Make-Whole Call:	T + 50 bps

Expected Settlement Date:	March 18, 2008

CUSIP:	58405U AD 4

Anticipated Ratings:	Baa3 by Moody’s Investors Service, Inc.
BBB by Standard & Poor’s Ratings Services
BBB by Fitch Inc.

Joint Book-Running Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Barclays Capital Inc.

Co-Managers:	Commerzbank Capital Markets Corp.
Deutsche Bank Securities Inc.
Fortis Securities LLC
Goldman, Sachs & Co.
Greenwich Capital Inc.
KeyBanc Capital Markets Inc.
Mizuho Securities USA Inc.
PNC Capital Markets LLC
Scotia Capital (USA) Inc.
SunTrust Robinson Humphrey, Inc.
Wachovia Capital Markets, LLC
Wells Fargo Securities, LLC
UBS Securities LLC
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Sch III-5

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407, calling J.P. Morgan Securities Inc. (collect) at (212) 834-4533, calling or e-mailing Banc of America Securities LLC at 1-800-294-1322 or dg.prospectus_distribution@bofasecurities.com or calling Barclays Capital Inc. at toll-free at 888-227-2275 Ext. 2663.

Sch III-6

EXHIBIT A-1
Opinion of counsel for the Company to be delivered pursuant to Section 6(b) of the Underwriting Agreement

A-1-1

EXHIBIT A-2
Opinion of counsel for the Company to be delivered pursuant to Section 6(b) of the Underwriting Agreement

A-2-1

EXHIBIT B-1
     Opinion of Lori B. Marino, Vice President and Counsel, Corporate Law of the Company to be delivered pursuant to Section 6(c) of the Underwriting Agreement

B-1-1

EXHIBIT B-2
Opinion of internal counsel of the Company to be delivered pursuant to Section 6(c) of the Underwriting Agreement

B-2-1